As filed with the Securities and Exchange Commission on August 29, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Verses AI Inc.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	88-2921736
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2121 Avenue of the Stars, 8th Floor

Los Angeles, CA 90067

(310) 988-1944

(Address of Principal Executive Offices, Including Zip Code)

Omnibus Equity Incentive Plan

(Full title of the plan)

Gabriel Rene

Chief Executive Officer

2121 Avenue of the Stars, 8th Floor

Los Angeles, CA 90067

(Name and address agent for service)

(310) 988-1944

(Telephone number, including area code, of agent for service)

Copies to:

Andrew J. Bond, Esq.

Sheppard, Mullin, Richter & Hampton LLP
1900 Avenue of the Stars, Suite 1600
Los Angeles, CA, 90067-6055
Telephone: (310) 228-6155

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

Verses AI Inc. (the “Company”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering additional Subordinate Class A Voting shares of the Company (the “Class A Shares”) under Company’s Omnibus Equity Incentive Plan (the “Plan”). Pursuant to the terms of the Plan, the aggregate number of Class A Shares reserved for issuance pursuant to awards granted under this Plan shall not exceed 25% of the total issued and outstanding Class A Shares from time to time. Consequently, the Plan is considered an “evergreen” plan, since the Class A Shares covered by awards granted under the Plan which have been settled, exercised or terminated shall be available for subsequent grants under the Plan, and the number of awards available to grant increases as the number of issued and outstanding Class A Shares increases. This Registration Statement registers an aggregate of 1,326,741 additional Class A Shares available for issuance under the Plan as a result of increases in the total number of Class A Shares reserved for issuance pursuant to awards to be granted under this Plan beyond the number of shares registered under the Existing Form S-8 (defined below).

This Registration Statement relates to securities of the same class as those to which the currently effective registration statement on Form S-8 filed with the Securities and Exchange Commission on December 16, 2024 (File No. 333-283826) (the “Existing Form S-8”) relates, and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to General Instruction E of Form S-8, the contents of the Existing Form S-8 are incorporated herein by reference and made part of this Registration Statement, except for Items 2, 3 and 8, which are being updated by this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 2. Registrant Information and Employee Program Annual Information.

The Company will provide to each Recipient a written statement advising of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral request by contacting:

Gabriel René

Chief Executive Officer

VERSES AI Inc.

2121 Avenue of the Stars, 8th Floor

Los Angeles, CA 90067

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on July 14, 2025.

(b)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, filed with the SEC on August 14, 2025;

(c)	The Company’s Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed with the SEC on April 15, 2025, April 23, 2025, April 25, 2025, April 28, 2025, May 2, 2025, June 26, 2025, July 2, 2025, July 9, 2025, and July 16, 2025; and

(d)	The description of the Company’s Subordinate Class A Voting shares, contained in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025, as filed with the SEC on July 14, 2025, including any amendments or reports filed for the purpose of updating such description (File No. 000-56692).

In addition, all other reports and documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

Exhibit No.	Description of Document
4.1	Articles of Verses AI Inc. dated November 19, 2020 (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed on December 16, 2024)
4.2	Amendment to the Articles of Verses AI Inc. dated June 17, 2021 (Incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8 filed on December 16, 2024)
4.3	Amendment to the Articles of Verses AI Inc. dated July 20, 2021 (Incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8 filed on December 16, 2024)
4.4	Amendment to the Articles of Verses AI Inc. dated March 31, 2023 (Incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-8 filed on December 16, 2024)
4.5	Notice of Articles of Incorporation of Verses AI Inc. (Incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-8 filed on December 16, 2024)
4.6	Verses AI Inc. Omnibus Equity Incentive Plan (Incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-8 filed on December 16, 2024)
5.1*	Opinion of DuMoulin Black LLP
23.1*	Consent of M&K CPAS, PLLC
23.2*	Consent of DuMoulin Black LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included as part of the signature page to this Registration Statement)
107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on August 29, 2025.

VERSES AI INC.

By:	/s/ Gabriel René
Gabriel René
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gabriel René as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gabriel René	Chief Executive Officer and Director	August 29, 2025
Gabriel René	(Principal Executive Officer)

/s/ James Christodoulou	Chief Financial Officer	August 29, 2025
James Christodoulou	(Principal Financial Officer)

/s/ Kevin Wilson	Chief Accounting Officer and Secretary	August 29, 2025
Kevin Wilson	(Principal Accounting Officer)

/s/ Dan Mapes	Director of Global Development and Director	August 29, 2025
Dan Mapes

/s/ Michael Blum	Director	August 29, 2025
Michael Blum

/s/ G. Scott Paterson	Director	August 29, 2025
G. Scott Paterson

/s/ Jonathan De Vos	Director	August 29, 2025
Jonathan De Vos

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